UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 12, 2012

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Stephen W. Seale, Jr. retired from the board of directors (the “Board”) of Powell Industries, Inc. (the “Company”) effective immediately. Mr. Seale’s retirement was not related to any disagreement with the Company over any of its operations, policies or practices.

On December 12, 2012, the Board elected John D. White as a director to fill the vacancy created by Mr. Seale’s retirement. Mr. White was elected to serve for the unexpired term of Mr. Seale and, thus, Mr. White will be a member of the Company’s 2015 director class. Mr. White has been elected to serve as a member of the Nominating and Governance Committee.

Since 2007, Mr. White has been the Chairman and Chief Executive Officer of Standard Renewable Energy Group, LLC and since 2008, Mr. White has been a Partner of Murphree Venture Partners, LP. From 2009 to 2011, Mr. White served as the Managing Director of The Wind Alliance. From 2003 to 2006, Mr. White was a lawyer in the Houston office of Jones Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P and from 1992 to 2003, Mr. White was a lawyer in the Houston office of Winstead PC where he chaired the Firm’s Environmental and Energy Department. Mr. White received a B.A. from Texas A&M University in 1970 and a J.D. from the University of Texas School of Law in 1972. Mr. White has no related-person relationship with the Company.

A copy of the press release announcing Mr. Seale’s retirement from the Board and Mr. White’s election to the Board is furnished herewith as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) – Exhibits

Exhibit Number	Description

99.1	Press Release dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: December 18, 2012	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 18, 2012

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